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                                                                   Exhibit 10(b)

1800 M Street, N.W.                                               [MORGAN, LEWIS
Washington, D.C. 20036-5869                                  & BOCKIUS LLP LOGO]
202-467-7000                                                   COUNSELORS AT LAW
Fax: 202-467-7176




April 21, 2000




Mr. David P. Boergers
Secretary
Federal Energy Regulatory Commission
888 First Street, N.E.
Washington, D.C. 20426

Re:      Amended Filing in Docket No. ER00-1857-000
         ------------------------------------------

Dear Mr. Boergers:

Enclosed for filing are six copies of the response of Split Rock Energy LLC ("Split Rock") and Minnesota Power, Inc. ("MP"), to the deficiency letter issued on April 10, 2000, in regards to the above-referenced docket. Split Rock and MP respectfully request that the Commission shorten the time for responding to this filing, in an effort to permit Split Rock to become operational by May 1, 2000, the beginning of the Mid-Continent Area Power Pool ("MAPP") summer season. There have been no interventions to date in this proceeding.

I.       BACKGROUND

On March 10, 2000, Split Rock submitted for filing an Application for Market-Based Rate Authority ("Market Rate Application"), along with a Market-Based Wholesale Power Sales Tariff ("Market Rate Tariff"). Split Rock is a limited liability company formed pursuant to the laws of Minnesota by MP and Great River Energy ("GRE"), a generation and transmission cooperative (collectively Split Rock's "Members"). The Members formed Split Rock to schedule and dispatch their combined generation resources to optimally meet their native load needs and obligations under power sales contracts with third parties, and to market their excess generation resources.

In its Market Rate Application, Split Rock requested authorization to engage in wholesale bulk power sales at market-determined prices and to resell transmission services. Split Rock indicated that it will sell power to its Members and will buy the excess power of its Members




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                                                                  [MORGAN, LEWIS
Mr. David P. Boergers                                        & BOCKIUS LLP LOGO]
April 21, 2000
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for resale,  at negotiated  rates under the proposed  Market Rate Tariff.  Split
Rock will also purchase power from third parties as necessary to optimally serve the Members' native load needs and obligations under power sales contracts.

Split Rock explained that it will function in much the same way as a cooperative, in that it will not retain net revenues, but instead will periodically disburse any profits to the Members. Split Rock's Market Rate Application indicated that MP committed to treating revenues flowing through Split Rock, the same as if the revenues were obtained directly by MP. In other words, like a cooperative, Split Rock is owned by those who use its joint dispatch and marketing services - MP and GRE - and any profits flow back to its owners, MP and GRE. Again, MP has committed to treating revenues from Split Rock as if they were earned within the utility. Due to the "cooperative-like" structure of Split Rock vis-a-vis its Members, there is no need for Split Rock to commit not to transact with its affiliates MP and GRE, nor is there a need for a code of conduct to govern the interactions or relationships between Split Rock and its Members.

On April 10, 2000, Mr. Michael C. McLaughlin, Director, Division of Corporate Applications, issued a deficiency letter regarding Split Rock's Market Rate Application. The letter requested that Split Rock provide additional information about the affiliate relationships noted above. Specifically, the letter requested that Split Rock explain why MP is a cooperative, and requested that Split Rock respond to two scenarios specified in the letter.

II.      SPLIT ROCK'S AMENDED FILING

Split Rock and its Members have spent considerable time and effort to ensure that captive customers will not be adversely affected by affiliate transactions. As explained in further detail below, Split Rock retains no profits at its level, but rather regularly distributes any profits to its Members MP and GRE. MP has expressly committed to treat revenues from Split Rock as if they were earned within MP, and as such, there is no opportunity for such revenues to be diverted to MP's shareholders. Ratepayers will benefit from the revenues in the same manner as if such revenues were obtained directly by MP.

         A.       Transactions Between MP and Split Rock Will Not Adversely
                  ---------------------------------------------------------
                  Affect MP's Ratepayers
                  ----------------------

The deficiency letter first asks for a detailed explanation as to why MP is a cooperative and how its customers are the cooperative's owners, and are not captive ratepayers. MP is a traditional investor-owned utility, and neither Split Rock nor MP contends that MP is a cooperative. Split Rock does contend that Split Rock itself, although not a cooperative, is


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                                                                  [MORGAN, LEWIS
Mr. David P. Boergers                                        & BOCKIUS LLP LOGO]
April 21, 2000
Page 3

structured like a cooperative, and that this structure eliminates any concerns about affiliate abuse.

In the traditional case where a power marketer is seeking to transact with its affiliated public utility, the Commission is concerned that the power marketer and the affiliated utility may transact in ways that result in a transfer of benefits from the affiliated utility (and its ratepayers), to the affiliated power marketer (and its shareholders). See, e.g., GS Electric Generating Corp., Inc., 81 FERC Paragraph 61,042 (1997). For example, the utility may purchase power from its affiliated marketer at higher-than-market rates, or sell power to its affiliated power marketer at lower-than-market rates - at the expense of the utility's ratepayers - in exchange for other benefits which are not passed on to the utility's ratepayers. See, e.g., Hinson Power Co., 72 FERC Paragraph 61,190, at 61,911 (1995). In the case of cooperatives, however, this concern is not present because the cooperative's owners are also its ratepayers; thus, any profits or benefits inuring to the cooperative are passed through automatically to the ratepayer/owners. See, e.g., Hinson, 72 FERC Paragraph 61,190, at 61,911.

Here, Split Rock is wholly-owned by its sole Members MP and GRE, who are also the recipients of Split Rock's joint dispatch and power marketing services. Split Rock is essentially a service entity for its Members. Split Rock does not have any "shareholders" separate and apart from these Members.

Although Split Rock will sell power to its Members, all sales by Split Rock to a Member will be priced based on Split Rock's cost, and Split Rock will not earn any margins on power sales to Members. Because Split Rock will not earn any margin on sales of power to MP, no revenues of MP will be diverted to Split Rock. MP's ratepayers will thus be indifferent as to whether MP purchases power from Split Rock, or directly from an unaffiliated third party.

Likewise, although Split Rock will also purchase power from its Members, all of Split Rock's purchases from MP and GRE will be priced based on a transfer pricing methodology agreed to and developed by the Members, which is intended to track market prices. Split Rock may sell power purchased from MP or GRE, to third parties at a price that differs slightly from the price paid by Split Rock to MP or GRE. However, Split Rock will not retain any profits earned from such transactions. Rather, all profits obtained by Split Rock will be regularly distributed to its Members, MP and GRE.

Accordingly, Split Rock is structured like a cooperative, in that its Member-owners are also its customers, and any profits earned by Split Rock will be regularly disbursed to its Member-owners, MP and GRE. As noted, MP has expressly committed to treat such revenues from Split Rock as if they were revenues earned by MP. MP's ratepayers will not be adversely


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                                                                  [MORGAN, LEWIS
Mr. David P. Boergers                                        & BOCKIUS LLP LOGO]
April 21, 2000
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affected by Split Rock's  involvement in  transactions  with its Members.  Split
Rock is simply a joint dispatch and power marketing organization, created to provide its Members with the economic benefits of jointly dispatching and marketing their combined resources.

         B.       Examples of Transactions
                  ------------------------

The letter also requests that Split Rock address two specific examples of transactions and revenue flows. Split Rock will address each of these examples in turn.

         (1) Purchases by MP: "If MP purchases power at market-based rates from Split Rock at a price that is above the prevailing market, explain why this transaction will not adversely affect MP's captive ratepayers. In your example, trace the stream of revenues from MP to Split Rock, back to MP and its captive ratepayers."

The short answer is that MP's ratepayers and shareholders will be in precisely the same position as if MP made the purchase from the market. Split Rock's involvement in a purchase transaction for one of its Members is similar to that of a broker. Split Rock purchases power and resells it to the Member at the same price paid by Split Rock. There is no mark-up for such purchases, and Split Rock's administrative and other non-power costs of the transaction are recovered separately through its dispatch agreements with its Members. To the extent Split Rock buys power at a price higher than a perceived market price, the result is the same as if MP had made such a purchase itself. This should not occur, however, as under the pricing methodology established by the Members, the Members have the right to the lowest-cost energy purchased by Split Rock.

Accordingly, Split Rock will not earn any margins from sales to MP. The results will be the same as if MP had entered into a transaction directly with a third party, leaving MP's ratepayers indifferent as to whether MP purchases power from Split Rock, or directly from unaffiliated third parties.

         (2) Purchases by Split Rock: "If Split Rock purchases power at market-based rates from MP at a price that is below the prevailing market, explain why this transaction will not adversely affect MP's captive ratepayers. In your example, trace the stream of revenues and describe the impact this transaction will have on MP's captive ratepayers."

The pricing methodology developed by the Members for purchases by Split Rock from MP or GRE, combines a regional day-ahead market index with Split Rock's actual market experience.


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                                                                  [MORGAN, LEWIS
Mr. David P. Boergers                                        & BOCKIUS LLP LOGO]
April 21, 2000
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Accordingly,  the price paid by Split  Rock to MP for power may differ  from the price obtained by Split Rock upon resale, because the market price will not reflect the market index factor upon which the price paid by Split Rock to MP is based.

In the event that the price paid by Split Rock to MP for power is below the prevailing market price subsequently obtained by Split Rock, however, Split Rock does not retain the difference. Rather, as discussed above in Section II.A, any Split Rock profit will be disbursed to the Members, MP and GRE. Although a portion of Split Rock profits from sales of power originally purchased from MP may go to GRE, the sharing of profits will also work to MP's benefit: MP will receive a similar share of any Split Rock profits obtained from sales of power which Split Rock originally purchased from GRE. As noted, MP will treat such disbursements from Split Rock as if they were obtained directly through MP as utility revenues.

         C.       Overall Benefits of Split Rock
                  ------------------------------

Although the April 10, 2000 letter did not ask that MP or Split Rock describe the anticipated benefits of Split Rock, Split Rock's activities are expected to result in significant savings to MP's ratepayers. The economic dispatch of the Members' combined generation resources will result in increased operational efficiencies. Further, Split Rock will engage in marketing on behalf of its Members, with the goal of optimizing the value of their resources. Split Rock will also engage in power trading transactions with third parties, and MP will receive its proportionate share of Split Rock's profits from its power trading activities. As noted, MP has committed to treat all revenues obtained from Split Rock as utility revenues. Overall, the Members anticipate that Split Rock's economic dispatch, marketing, and power trading activities will result in significant cost savings and economic benefits to MP, and to MP's ratepayers.

III.     REQUEST FOR EXPEDITED NOTICE AND COMMENT PERIOD

As noted in the Market Rate Application, Split Rock and its Members desire Split Rock to commence commercial operations on May 1, 2000, the beginning of the MAPP summer season. Accordingly, Split Rock requested waiver of the standard 60-day notice requirement to permit its Market Rate Tariff to become effective as a rate schedule as of May 1, 2000. Such an effective date will allow Split Rock to engage in transactions under the Market Rate Tariff as soon as it begins operations, and to begin its joint dispatch and marketing functions on behalf of the Members for the full upcoming MAPP summer season.

Split Rock respectfully requests that the Commission issue the attached notice of amendment no later than April 24, 2000, and that the Commission provide that comments must be received


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                                                                  [MORGAN, LEWIS
Mr. David P. Boergers                                        & BOCKIUS LLP LOGO]
April 21, 2000
Page 6

no later than April 28, 2000. This will allow the Commission to issue its order as soon as possible.

A notice of filing of amendment suitable for publication in the Federal Register and a copy of the notice on diskette are also included.

In the event additional information is needed, please contact either of the undersigned.

Sincerely,


/s/ Kristina E. Beard

John D. McGrane
Kristina E. Beard

Attorneys for Minnesota Power, Inc., on behalf of Split Rock Energy LLC, and Minnesota Power, Inc.


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                            UNITED STATES OF AMERICA
                                   BEFORE THE
                      FEDERAL ENERGY REGULATORY COMMISSION

SPLIT ROCK ENERGY LLC                       )           DOCKET NO. ER00-1857-000
MINNESOTA POWER, INC.                       )

                                NOTICE OF FILING
                                (April   , 2000)
                                       --
Take notice that on April 21, 2000, Split Rock Energy LLC, and Minnesota Power, Inc., submitted an amendment to the Application of Split Rock Energy LLC, for Market-Based Rate Authority, and Proposed Revisions to Minnesota Power, Inc. Wholesale Coordination Service Tariff No. 2.

Any person desiring to be heard or to protest such filing should file a motion to intervene or protest with the Federal Energy Regulatory Commission, 888 First Street, N.E., Washington, D.C. 20426, in accordance with Rules 211 and 214 of the Commission's regulations (18 C.F.R. Sections 385.211 and 385.214). All such
motions or protests should be filed on or before       , 2000. Protests will
be considered by the Commission in determining the appropriate action to be taken, but will not serve to make protestants parties to the proceeding. Any person wishing to become a party must file a petition to intervene. Copies of this filing are on file with the Commission and are available for public inspection. This filing may also be viewed on the Internet at http://www.ferc.fed.us/online/rims.htm (call 202-208-2222 for assistance).

                                                     David P. Boergers
                                                     Secretary


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                             CERTIFICATE OF SERVICE

         I hereby certify that I have this day caused to be served the foregoing document upon each person  designated  on the official  service list compiled by the Secretary in these proceedings.

         Dated at Washington, D.C. this 21st day of April, 2000.



                                                     /s/ Kristina E. Beard
                                                     ---------------------------

                                                     Kristina E. Beard
                                                     Morgan, Lewis & Bockius LLP
                                                     1800 M Street, N.W.
                                                     Washington, D.C. 20036